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NOTE PURCHASE AGREEMENT

THIS NOTE PURCHASE AGREEMENT (this “Agreement”) is made as of March 9, 2010, between and among: (a) Sinotop Group Ltd., a Hong Kong company (the “Company”); and (b) China Broadband Ltd., a Cayman Islands company (“Holder”). Each of the foregoing is referred to as a “Party” and together as the “Parties”. Capitalized terms not otherwise defined in this Agreement have the meanings ascribed to them in Section 1 below.

RECITALS

WHEREAS, the Holder intends to provide the Consideration (as defined below) to the Company;

WHEREAS, the Parties wish to provide for the sale and issuance of a convertible promissory note in the form attached as Exhibit A (the “Note”) in return for the provision by the Holder of the Consideration to the Company;

WHEREAS, the Parties intend for the Company to issue the Note in return for the Consideration; and

NOW, THEREFORE, in consideration for the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which is agreed by the Parties, it is agreed as follows.

AGREEMENT

1.	Definitions.

1.1	“Charter” means the Articles of Association of the Company in effect as of the date hereof

1.2	“Closing” is defined in Section 3.

1.3
“Consideration” means Five Hundred Eighty Thousand United States Dollars (US$580,000), or its equivalent in another currency acceptable to the Company, paid by the Holder pursuant to this Agreement in exchange for the Note.

1.4
“Governmental Authority” means any court, administrative agency, tribunal, department, bureau or commission or other governmental authority, instrumentality or arbitral body, domestic or foreign, federal, state, local or provincial.

1.5	“Maturity Date” is defined in the Note.

1.6	“Note” is defined in the Recitals.

1.7	“Transaction Documents” means this Agreement, the Note, and the other documents and instruments contemplated therein.

1.8	“VIE Agreements” is defined in Section 4.7.

1.9	“WFOE” is defined in Section 6.1.

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2.
Terms of the Note. In return for the Consideration paid by the Holder, the Company will sell and issue the Note to the Holder. The Note will have a principal balance equal to the Consideration. The principal amount of the Note will bear interest, will be payable on the Maturity Date, and will be convertible into shares of the capital stock of the Company, all as provided in the Note.

3.
Closing. The closing of the sale and issuance of the Note by the Company to the Holder, in exchange for the Consideration, (the “Closing”) will take place on March 9, 2010, at the Shanghai, China offices of Pillsbury Winthrop Shaw Pittman LLP, or such other time and place as the parties may agree in writing. At the Closing, (a) the Holder will deliver the Consideration to the Company by wire transfer of immediately available funds, to an account or accounts specified in writing by the Company and delivered to the Holder at least one (1) day before the Closing, such specification to be in sufficient detail to permit the Holder to complete such wire transfer; and (b) the Company will deliver an executed original of the Note to the Holder.

4.	Representations and Warranties of the Company. The Company represents and warrants to the Holder, as of the date of this Agreement, as set forth below.

4.1
Organization, Good Standing and Qualification. The Company is a company duly organized, validly existing and in good standing under the laws of Hong Kong. The Company is not required to be qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction other than the jurisdiction of its incorporation.

4.2
Corporate Authority. The Company has the absolute and unrestricted corporate right, power and authority to enter into and perform its obligations under this Agreement, and the execution and delivery thereof by it have been duly authorized by all necessary action on the part of its board of directors or other governing body. This Agreement, when executed and delivered to the other Parties, will constitute the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms and will not result in any breach of its memorandum and articles of association or other similar charter document.

4.3	Charter. A true and correct copy of the Company’s Charter is attached as Exhibit B.

4.4
Subsidiaries. The Company does not own or control any equity security or other interest of any other corporation, partnership, limited liability company or other business entity. The Company is not a participant in any joint venture, partnership, limited liability company or similar arrangement. Except as set forth in this Section 4.4, since its inception, the Company has not consolidated or merged with, acquired all or substantially all of the assets of, or acquired the stock of or any interest in any corporation, partnership, limited liability company or other business entity.

4.5	Capitalization; Voting Rights.

(a)	Authorized Shares. The Company is authorized to issue a maximum of 10,000 shares, par value HK$1.00 each, of which 1 ordinary share will be issued and outstanding immediately prior to the Closing.

(b)
Options, Warrants, etc. There are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or agreements of any kind for the purchase or acquisition from the Company of any of its securities, except for rights contained in this Agreement.

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4.6	Financial Condition; No Operations. The Company was formed on January 15, 2010. It does not have and has never had any operations.

4.7
VIE Agreements. The Company has entered into certain agreements with a PRC company under common control with the Company (together, the “VIE Agreements”) in substantially the form attached collectively hereto as Exhibit C, and such agreements have been duly executed and delivered by the Company and each other party thereto.

4.8	Other Agreements. Except for the VIE Agreements, the Company does not have and has never had any agreements or arrangements with, has no debts to, and is not obligated in any way, to any other party.

4.9	Property, Assets, etc. The Company does not own, lease or license any real or personal property, including any intangible or intellectual property.

4.10	Litigation. The Company has not ever been a party to any litigation and to its and that of the Guarantor no grounds exist for the assertion of any claims against it.

4.11	Employees. The Company does not have and has never had any employees.

4.12	Disclosure. To the best knowledge of Company, all information provided to the Holder relating to the Company is true and accurate in all material respects and not materially misleading.

5.
Conditions to the Obligations of the Holder. The obligation of the Holder to purchase the Note at the Closing is subject to the satisfaction of the following conditions, unless waived in writing by the Holder, in the exercise of its sole discretion, at or before the Closing:

5.1
Accuracy of Representations and Warranties. All representations and warranties made by the Company in this Agreement shall be true and correct in all material respects (except for those representations and warranties that are qualified as to materiality, which shall be true and correct in all respects) when made and as of the date of the Closing (except for those representations and warranties that are as of a specific date), with the same effect as if such representations and warranties had been made on the date of each Closing.

5.2
Absence of Litigation. There shall not be (a) any order of any nature issued by a Governmental Authority with competent jurisdiction directing that the transactions provided for herein or any aspect of them not be consummated as herein provided, or (b) any proceeding before any Governmental Authority pending wherein an unfavorable order would prevent the performance of this Agreement, or the consummation of any aspect of the transactions or events contemplated hereby, declare unlawful any aspect of the transactions or events contemplated by this Agreement, cause any aspect of the transactions contemplated by the Transaction Documents to be rescinded or have a material adverse effect on the Company.

5.3
Required Consents. All consents, approvals and other actions of, and notices and filings with, all Governmental Authorities and all other entities and Persons as may be necessary or required with respect to the execution and delivery by the Parties (other than the Purchasers) of any of the Transaction Documents, and the consummation by such Parties of the transactions contemplated thereby, shall have been obtained or made.

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6.	Covenants of the Company. As long as any portion of the Notes remains outstanding (i.e., prior to maturity or conversion thereof), the Company will ensure that:

6.1
The VIE Agreements are assigned by the Company to a new wholly-owned subsidiary to be established by the Company under the laws of the People’s Republic of China (the “WFOE”) as soon as practicable after the establishment of that entity.

6.2	Each of the Company and the WFOE will not, directly or indirectly:

(a)	amend its charter documents, including without limitation, the certificate of incorporation and bylaws, in any manner that materially and adversely affects any rights of the Holder;

(b)	agree to, or consummate, a Change of Control, as that term is defined in the Note;

(c)
enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind, including but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom, unless the proceeds of such borrowed money are used at least in part to repay the full amount of the Note then outstanding;

(d)
enter into, create, incur, assume or suffer to exist any liens or encumbrances of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom

(e)	repay, repurchase or offer to repay, repurchase or otherwise acquire any shares of its common stock or other equity securities;

(f)	enter into any agreement with respect to any of the foregoing;

(g)	pay cash dividends or distributions on any equity securities of the Company;

7.
Binding Arbitration. All disputes arising out of or relating to this Agreement or any of the other Transaction Documents will be resolved by mandatory, binding arbitration in Hong Kong under the Arbitration Rules of the United Nations Commission on International Trade Law by one or more arbitrators appointed in accordance with such rules. The arbitration and appointing authority will be the Hong Kong International Arbitration Centre (“HKIAC”). The arbitration will be conducted by a panel of three arbitrators, one chosen by each party to any matter to be submitted for arbitration (or, if there are more than two such parties, by agreement of all such parties), and the third by agreement of the parties; failing agreement within 30 days of commencement of the arbitration proceeding, the HKIAC will appoint any required arbitrator(s). The proceedings will be confidential and conducted in English. The arbitral tribunal will have the authority to grant any equitable and legal remedies that would be available in any judicial proceeding instituted to resolve a disputed matter, and its award will be final and binding on the parties. The arbitral tribunal will determine how the parties will bear the costs of the arbitration. Notwithstanding the foregoing, each party will have the right at any time to immediately seek injunctive relief, an award of specific performance or any other equitable relief against the other party in any court or other tribunal of competent jurisdiction. During the pendency of any arbitration or other proceeding relating to a dispute between the parties, the parties will continue to exercise their remaining respective rights and fulfill their remaining respective obligations under this Agreement, except with regard to the matters under dispute.

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8.	Miscellaneous.

8.1
Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement will inure to the benefit of and be binding upon the respective successors and assigns of the parties, provided, however, that each of the parties may not assign its rights and/or obligations under this Agreement without the prior written consent of the other party. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. The Company hereby agrees and acknowledges that, notwithstanding the foregoing, if at any time or from time to time there will be a recapitalization, reclassification, subdivision, combination or merger or sale of assets transaction or similar transaction (including without limitation the any restructuring resulting in a new entity that will either (i) be owned in substantially the same proportions by the persons who held the Company’s securities immediately prior to such transaction or (ii) own substantially the same assets and/or property held by the Company immediately prior to such transaction (such entity the “New Entity”), the Holder will have the unconditional right, in its sole discretion, to have the Company’s obligations and the Holder’s rights hereunder, including without limitation such rights and obligations under the Note, assumed by the New Entity.

8.3	Governing Law. This Agreement and the Note will be governed by and construed under the laws of Hong Kong without giving effect to any choice of law rule.

8.4	Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

8.6	Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

8.7
Notices. All notices and other communications given or made pursuant hereto will be in writing and will be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, if not so confirmed, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications will be sent to the respective parties at the respective addresses shown on the signature pages hereto (or at such other addresses as will be specified by notice given in accordance with this Section 8.7).

8.8
Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party will be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

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8.9
Entire Agreement; Amendments and Waivers. This Agreement and the other Transactional Documents constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Nonetheless, any term of the Transaction Documents may be amended and the observance of any term thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of all Parties thereto.

8.10
Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision will be excluded from this Agreement and the balance of the Agreement will be interpreted as if such provision were so excluded and will be enforceable in accordance with its terms.

8.11
Covenants of the Company to Deliver Information and Financial Statements. The Company will deliver to the Holder such financial statements or information as the Company provides to its stockholders simultaneously with the delivery thereof to the stockholders.

8.12
Further Assurances. From time to time, the Company will execute and deliver to the Holder such additional documents and will provide such additional information to the Holder as any Holder may reasonably require to carry out the terms of any of the Transaction Documents.

8.13
Publicity. No party hereto will disclose the source, existence and contents of this Agreement or the transactions contemplated hereby to any person (other than its respective key officers, members of the board of directors, accountants or attorneys provided that such persons agree to maintain the confidentiality of the source, existence and contents of this Agreement or the transactions contemplated hereby) without the prior written consent of the other parties.

[The Remainder of this Page is Intentionally Left Blank]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

“COMPANY”		“HOLDER”

SINOTOP GROUP LTD., a Hong Kong		CHINA BROADBAND LIMITED, a
company		Cayman company

By:		By:

Name:	Weicheng Liu	Name:	Marc Urbach

Its:	Sole Director	Its:

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

“COMPANY”		“HOLDER”

SINOTOP GROUP LTD., a Hong Kong		CHINA BROADBAND LIMITED, a
company		Cayman company

By:		By:

Name:	Weicheng Liu	Name:	Marc Urbach

Its:	Sole Director	Its:

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EXHIBIT A

Form of Note

(attached)

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EXHIBIT B

Charter of Company

(attached)

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EXHIBIT C

Copies of VIE Agreements

(attached)